Exhibit 4.33

FORTY-FOURTH SUPPLEMENTAL INDENTURE

FORTY-FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 9, 2011, among NRG Energy, Inc., a Delaware corporation (the “Company”), the guarantors set forth on the signature pages hereto (the “Guarantors”) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of February 2, 2006, among the Company, the guarantors named therein and the Trustee, which amended the indenture (the “Base Indenture” and together with the Second Supplemental Indenture, the “Indenture”), dated as of February 2, 2006, between the Company and the Trustee, providing for the original issuance of an aggregate principal amount of $2,400 million of 7.375% Senior Notes due 2016 (the “Initial Notes”), and, subject to the terms of the Second Supplemental Indenture, future unlimited issuances of 7.375% Senior Notes due 2016 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), currently permits Notes to be issued in denominations of $5,000 and integral multiples of $5,000;

WHEREAS, the Company wishes to issue Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

WHEREAS, pursuant to Section 9.01(4) of the Second Supplemental Indenture, the Trustee, the Company and the Guarantors are authorized to amend the Second Supplemental Indenture to provide additional rights or benefits to the Holders of Notes.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Trustee, the Company and the Guarantors mutually covenant and agree as follows:

1.                                       Capitalized Terms.  Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                       Amendments to the Second Supplemental Indenture.  Effective upon the date hereof:

(a)          Section 2.01(a) of the Second Supplemental Indenture shall be amended by deleting the sentence “The Notes shall be in denominations of $5,000 and integral multiples of $5,000.” and replacing it with “The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.”.

(b)         The third and fourth paragraphs of Section 3.02 of the Second Supplemental Indenture shall be deleted in their entirety and replaced with the following:

“The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

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No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture.”

(c)          Subsection (5) within Section 3.10 of the Second Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof;”

(d)         Subsection (8) within Section 3.10 of the Second Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered in connection with the Asset Sale Offer exceeds the Offer Amount, the Company shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and”

(e)          The first sentence of Section 4.14(a) of the Second Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).”

(f)            Subsection (7) within Section 4.14(a) of the Second Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.”

(g)         The last paragraph of Section 4.14(b) of the Second Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“The Paying Agent shall promptly distribute to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly

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authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.”

(h)         The first sentence of Section 8(a) of Exhibit A to the Second Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”).”

(i)             The second sentence of Section 9 of Exhibit A to the Second Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.”

(j)             The first sentence of Section 10 of Exhibit A to the Second Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.”

3.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                       Counterparts. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                       The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

7.                                       Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUER:

NRG ENERGY, INC.

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President and Treasurer

GUARANTORS:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BERRIANS I GAS TURBINE POWER LLC
BIG CAJUN II UNIT 4 LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CLEAN EDGE ENERGY LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
COTTONWOOD DEVELOPMENT LLC
COTTONWOOD GENERATING PARTNERS I LLC
COTTONWOOD GENERATING PARTNERS II LLC
COTTONWOOD GENERATING PARTNERS III LLC
COTTONWOOD ENERGY COMPANY LP
COTTONWOOD TECHNOLOGY PARTNERS LP
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II LLC
GREEN MOUNTAIN ENERGY COMPANY
HUNTLEY IGCC LLC
HUNTLEY POWER LLC
INDIAN RIVER IGCC LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
JAMES RIVER POWER LLC

Signature Page to Forty-Fourth Supplemental Indenture

KEYSTONE POWER LLC
LANGFORD WIND POWER, LLC
LOUISIANA GENERATING LLC
MIDDLETOWN POWER LLC
MONTVILLE IGCC LLC
MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTESIAN ENERGY LLC
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY SERVICES LLC
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG INTERNATIONAL LLC
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG POWER MARKETING LLC
NRG RETAIL LLC
NRG SAGUARO OPERATIONS INC.

Signature Page to Forty-Fourth Supplemental Indenture

NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS HOLDING INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC
PENNYWISE POWER LLC
RE RETAIL RECEIVABLES, LLC
RELIANT ENERGY POWER SUPPLY, LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RELIANT ENERGY TEXAS RETAIL, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

ELBOW CREEK WIND PROJECT LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Controller

Signature Page to Forty-Fourth Supplemental Indenture

GCP FUNDING COMPANY, LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Management Board Member

GREEN MOUNTAIN ENERGY COMPANY

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG CONSTRUCTION LLC

By:	/s/ Rachel Smith
	Name:	Rachel Smith
	Title:	Treasurer

NRG SOUTH TEXAS LP
By:	Texas Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

TEXAS GENCO LP, LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Management Committee Member

TEXAS GENCO SERVICES, LP
By:	New Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Signature Page to Forty-Fourth Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:		/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

Signature Page to Forty-Fourth Supplemental Indenture